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                                                                 Exhibit 23.1


                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of PH Group, Inc. on Form S-8 of our report dated February 7, 1997 appearing in the Annual Report on Form 10-KSB of Resource General Corporation (subsequently renamed PH Group, Inc.) for the year ended December 31, 1996.

GREENE & WALLACE, INC.


/s/ Greene & Wallace, Inc.

Columbus, Ohio
February 10, 1998